Exhibit 4.2

Exhibit 4.2 RequestiD:010022235 Demande n°: Transaction 10: 034645686 Transaction n°: · Category 10: cr Categorie: Province of Ontario Province de !'Ontario Ministry of Consumer and Business Services Mlnlstere des Services aux consommateurs et aux entreprises Companies and Personal Property Security Branch Direction des compagnies et des sOretes mobilleres Date Report Produced: 2008/02113 Document prodult le: Time Report Produced: 13:51:43 lmprirre a: Certificate of Incorporation Certificat de constitution This is to certify thatCeci certifie que SPROTT INC. Ontario Corporation No.Numero matricule de Ia personne morale en Ontario 002163380 is a corporation incorporated, under the laws of the Province of Ontario. est une societe constituee aux termes des lois de Ia province de I'Ontario. These articles of incorporation are effective on Les presents statuts constitutifs entrant en vigueur le FEBRUARY 13 FE V R IE R, 2 0 0 8 J;t/tl?-Director/Directrice Business Corporations Act/Loi sur les societes par actions

ARTICLES OF INCORPORATION STATUTS CONSTI UTIFS 1• 'l'he name of the corporation is:Denomination social.e de a cazqpagnie: SPROTT INC. 2. The address of the registered office is:Adresse du siege socia : 200 BAY STREETSuite 2700 SOOTH TOWER, ROYAL BANK PLAZA (Street & Number, or R.R. Number & if Multi-Office Building give Room No.) (Rue et numero, ou n1.11D9.ro de a R.R. et, s'is'agit edifice a bureau, n'&ZZD§ro du bureau) TORONTO CANADA (Name of MUnicipality or Post Office) {Nom de a m'Wlicipa ite ou du bureau ds poste) ONTARIO MSJ 2J1 (Postal Code/Code posta 3. Number (or minimum and maximum number) of directors is: Minimum1 Nombre {ou nambres minimaet maxima ) d'admi.nistrateurs: Maximum10 4. The first director(s) is/are:Premier(s) administrateur(s): First name, initials and surname Prencm, initia es et nom de fami e Address for service, giving Street & No. or R.R. No., Municipality and Postal Code *ERIC S. SPROTT Resident CanadianState Yes or No Residsnt CanadienOui/Non Domicile e.Iu, y ccmp.ris a .rue et e num9ro, e numero de a R.R., ou e nom de a municipal.ite et e code postal YES 200 BAY STREET SOUTH TOWER, ROYAL BANK PLAZA TORONTO ONTARIO CANADA MSJ 2Jl Suite 2700

Request ID I Demands n° Numero de a co agnie en Ontario 100222352163380 5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. L.imites, s'iJ. y a ieu, jnposees awe activites cammerciues ou awe pouvoirs de a coapagnie. There are no restrictions on the business the Corporation may carry on or powers the Corporation may exercise. 6. The classes and any maximum number of shares that the corporation is authorized to issue: categories et .nombre ma..vimaz, s'iJ. y a lleu, d'actiollS que a compagnie est autorisee a ilarettre: The Corporation is authorized to issue an unlimited number of shares designated as common shares.

7. Rights, privileges, restriction& and conditions (if any)attaching to each clasa of shares and directors authority with reapect to my clasa of shares which may be issued in aries: Droits, p.rivil.t}ges, .restrictions et conditions, s'iJ. y a lieu, .rattacMs a cllaque cat:Ggorie d'actions et pouvoi.r6 des ac:fministrateurs zelati:fs a chaque categorie d'actions que pout etre Sm:Lse en serie: N/A

B. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows: L'6mission,e trans£ert oua propr.iitte d'actions est/n'est pas restreinte. Las restrictions, s'll y a lieu, sont es suivantes: None.

Request ID I Demande n° Numero de a co agnie en ontario 10022235 2163380 ·9. Other provisions, (if any, are) : Autres dispositions, s'll y a lleu: None.

10. The names 5nd addresses of the incorporators are Ncma et adresse des .fonda'teurs First name, initials and last name or corporate name Prenom, initiae et nom de .famie ou dGnomination soci e Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code Damice Glu, adresse du siege sociaau adresse de 'etab issament principa, y c ris a rue et e numero, e n'UIIEro de a .R • .R., a nCIDI de a municipa ite et e code posta *ERIC S. SPROTT 200 BAY STREET SOUTH TOWER, ROYAL BANK PLAZA TORONTO ONTARIO CANADA MSJ 2Jl Suite 2700

For Ministry Use Only A I'usage exclusif du minlstere Ministry of Government Ministllre des Services Ontario Corporation Number Numero de Ia societe en Ontario .andConsumer Servtces gouvernementaux at des servtces aux consommateurs Ontario CERTlFICATE This 18 to certify that these articles are effective on CE.RTIIF1CAT cec1 certifle que1es presents statuts entrant en vigueur Ia 2163380 ,............M.....A..;V;.....?......../...M1.8l£........@.. 9 20 l)irector ;Oirectnce. .. Form3 Business Corporations Act Formule3 Loisur fes societes par actions ARTICLES OF AMENDMENT STATUTS DE MODIFICATION 1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) s p R 0 T T IN c 2. The name of the corporation is changed to (if applicable ): (Set out in BLOCK CAPITAL LETTERS) Nouvelle denomination sociafe de Ia societe (s'il y a lieu) (ecrire en LETTRES MAJUSCULES SEULEMENl) : - 1---- - 3. Date of incorporation/amalgamation: Date de Ia constitution au de Ia fusion : 2008/02/13 (Year, Month, Day) {annee, mois, jour) 4. Complete only if there is a change in the number of directors or the minimum I maximum number of directors. II faut rempllr cette partie seulement sile nombre d'administrateurs ou sile nombre minimalou maximal d'administrateurs a change. Number of directors is/are: Nombre d'administrateurs : Number Nombre or ou minimum and maximum number of directors is/are: nombres minimum et maximum d'administrateurs : minimum and maximum minimum et maximum 5. The articles of the corporation are amended as follows: Les statuts de Ia societe sont modifies de Ia fagon suivante : See attached page lA. 07119 (2011/05) ©Queen's Printer for Ontario, 2011/ © lmprimeur de Ia Reine pour !'Ontario, 2011Page 1 of/de 2

1A The Articles of the Corporation are amended as follows: 1. To consolidate the issued and outstanding common shares of the Corporation on a 10:1 basis, such that every ten (10) common shares of the Corporation shall be consolidated into one (1) common share of the Corporation. 2.No fractional shares will be issued as a result of the share consolidation. Any fractional shares resulting from the share consolidation will be rounded down. 111712156

6.The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act. La modification a ete dOment autorisee conformement aux articles 168 et 170 (seton le cas) de Ia Loi sur les societes par actions. 7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on Les actionnaires ou les administrateurs (selon le cas) de Ia societe ont approuve Ia resolution autorisant Ia modification Ia 2.o2.0 ... OS-ot> (Year, Month. Day) (annee, mois, jour) These articles are signed in duplicate. Les presents statuts sont signes en double exemplaire. SPROTT INC. (Print nama of corporation from Article 1 on page 1) (Veuillaz ecrir Ia nom de Ia societe de l'articla una Ia page una). (Signature) (Descript n of Office) (Fonction) 07119 (2011/05) Page 2 offda 2